INTERNATIONAL SHIPHOLDING CORPORATION

REPORTS FIRST QUARTER 2016 RESULTS

Mobile, Alabama - May 4, 2016- International Shipholding Corporation (OTCQX: ISHC) today announced financial results for the quarter ended March 31, 2016.

First Quarter 2016 Highlights

•	Reduced gross debt obligations to $117.1 million at March 31, 2016 from $159.8 million at December 31, 2015.
o	Completed the sale of remaining dry bulk vessels
o	Completed the sale of minority interest in mini bulkers, 2 chemical and 2 asphalt tankers
•	Improved results in Jones Act segment, reporting gross voyage profit of $3.5 million.
•	Exchanged our minority interest in mini bulkers for one mini bulker which was subsequently sold to a foreign partner.
•	Concluded extension of a long term bareboat charter on multipurpose ice strengthened vessel

Net Loss

The Company reported a net loss of $8.5 million for the three months ended March 31, 2016, which included non-cash charges of $1.9 million related to impairment losses mainly involving the write down of assets held for sale and $1.4 million related to the recognition of an additional premium on our Series A and Series B Preferred Share dividends. Excluding these non-cash charges, our net loss for the first quarter of 2016 was $5.2 million compared to a net loss of $1.7 million, excluding non-cash charges of $2.8 million, for the first quarter of 2015.

Gross Voyage Profit

The Company’s gross voyage profit was $7.8 million and $11.5 million for the first quarter of 2016 and 2015, respectively:

(All Amounts in Thousands)		Pure Car
	Jones Act	Truck Carriers	Dry Bulk Carriers	Rail-Ferry	Specialty Contracts	Other	Total
First Quarter, 2016
Gross Voyage Profit	$3,511	$1,871	$-	$1,235	$1,132	$38	$7,787
Depreciation	(3,630)	(1,232)	-	(480)	(94)	(225)	(5,661)
Gross Profit (Loss) (After Depreciation)	$(119)	$639	$-	$755	$1,038	$(187)	$2,126

EBITDA	$3,819	$1,038	$-	$921	$1,324	$261	$7,363
Number of non-operating days	155	-	-	18	-	-	173
Number of operating days	482	455	-	164	910	-	2,011
Number of Vessels	7	5	-	2	10	-	24

First Quarter, 2015
Gross Voyage Profit	$2,177	$4,045	$1,117	$540	$3,233	$409	$11,521
Depreciation	(1,734)	(2,152)	(854)	(424)	(397)	(166)	(5,727)
Gross Profit (After Depreciation)	$443	$1,893	$263	$116	$2,836	$243	$5,794

EBITDA	$4,189	$3,107	$947	$269	$3,683	$394	$12,589
Number of non-operating days	71	20	-	-	-	-	91
Number of operating days	559	610	1,864	180	1,440	-	4,653
Number of Vessels	7	7	21	2	16	-	53

Variance
Gross Voyage Profit	$1,334	$(2,174)	$(1,117)	$695	$(2,101)	$(371)	$(3,734)
Depreciation	(1,896)	920	854	(56)	303	(59)	66
Gross Profit (Loss)	$(562)	$(1,254)	$(263)	$639	$(1,798)	$(430)	$(3,668)

Note:  A Non-GAAP reconciliation statement is attached

The Jones Act segment reported a gross voyage profit of $3.5 million in the first quarter of 2016 compared to a gross voyage profit of $2.2 million in the first quarter of 2015. Although we experienced lower tonnage levels, which primarily related to one contract, our margins increased as a result of improved operational efficiencies that yielded reduced ballast voyage days, coupled with the receipt of insurance proceeds and lower amortization expense. Gross voyage profit on the Pure Car Truck Carrier (“PCTC”) segment decreased from $4.0 million in the first quarter of 2015 to $1.9 million in the first quarter of 2016. The Company operated two less PCTCs in the current quarter as a result of vessel sales that occurred in the second and fourth quarters of 2015. Margins were also affected by lower supplemental cargo volumes, which resulted in a reduction of approximately $0.6 million; however, the Company expects these volumes will improve over the remainder of 2016, reaching an annual result of approximately $7.0 million. The Rail Ferry segment reported improved results primarily due to increased volumes from its rail repair yard facility. The Company’s Specialty Contracts segment reported a gross voyage profit of $1.1 million and $3.2 million during the first quarter of 2016 and 2015, respectively. The reduction is attributable to an overall reduction in the number of vessels operating within this segment during 2016, attributable to (i) the Company’s redelivery of two container vessels to the owners upon expiration of their contracts, (ii) the Company’s sale in early 2016 of its minority investments in two chemical and two asphalt tankers pursuant to the terms of its Strategic Plan, and (iii) the Company’s receipt, in the first quarter of 2015, of a one-time settlement on its ice strengthened multi-purpose vessel. The Company’s Other segment reported lower margins year over year as a result of receiving one-time contract settlements in the first quarter of 2015. Pursuant to execution of the Strategic Plan, the Company was successful in completing the sales of the vessels within the Dry Bulk Carriers segment by the onset of 2016; therefore, the Company did not report operating results within this segment during the first quarter of 2016.

Administrative and General (“A&G”)

Administrative and general expenses were $4.5 million and $5.0 million for the first quarter of 2016 and 2015, respectively. While wages and benefits decreased year over year, professional fees increased directly related to the Company’s efforts to execute its Strategic Plan. The Company has targeted annualized A&G expenses of $16.0 million for 2016 and expects to achieve a quarterly run rate of $4.0 million in the fourth quarter.

Interest Expense

While the Company reduced its gross debt obligations from $226.0 million at March 31, 2015 to $117.1 million at March 31, 2016, interest expense increased approximately $0.4 million year over year. The Company’s weighted average interest rate increased from 3.85% in the first quarter of 2015 to 6.70% in the first quarter of 2016. The increase is primarily attributable to interest rate increases in certain of the Company’s credit agreements in consideration of continued covenant compliance waivers and amendments.

Taxes

The Company’s 2016 first quarter provision was $26,000 versus a $39,000 provision recorded in the comparable 2015 period.

Balance Sheet

The Company continued to successfully deleverage its balance sheet during the three months ended March 31, 2016. Gross debt obligations were reduced from $159.8 million at December 31, 2015 to $117.1 million by the end of the first quarter of 2016. The Company continues to project further reduction of that balance to below $110.0 million as the Company concludes sales of assets held for sale. While the Company continues to explore opportunities to strengthen its financial position beyond completing execution of its Strategic Plan, during April 2016, the Company reached contingent agreements with the majority of its principal creditors, which, among other concessions, provided relief from making principal and lease payments until May 15, 2016. While the Company is currently in default of its financial covenants compliance, testing of those covenants are waived until June 30, 2016.

Dividends

The Company is currently prohibited under its principal loan agreements from paying any dividends on its Series A or Series B Preferred Shares.  Consequently, the Company did not pay the dividends on its Series A and Series B Preferred Shares that were scheduled for April 30, 2016. As this was the third consecutive missed payment, the per annum dividend rates with respect to the Series A and Series B Preferred Shares increased to 13.5% and 13.0%, respectively, commencing May 1, 2016. If the Company fails to make additional future scheduled payments, this per annum rate will continue to increase up to a maximum annual dividend rate of twice the original interest rate. In order to ensure the ability to pay the preferred dividends, the Company must be within its contractual financial covenants.  Though some of the covenants have been temporarily waived/modified, the Company cannot declare a dividend without approval from all of the lenders/lessors.  While the Company continues to work with its creditors to remove current impediments to the payment of preferred stock dividends and continues exploring other potential actions to improve the Company’s financial position, we cannot assure you that any of these actions will be successful.

Leadership Succession Plan

In line with the Company’s existing leadership succession plan, Chairman and Chief Executive Officer Niels M. Johnsen has indicated his intention to retire as of June 30, 2016, following years of dedicated service to International Shipholding. Mr. Johnsen has agreed to remain on the Board of Directors and will continue serving in an advisory capacity throughout and beyond the leadership transition period. As part of a planned succession, Erik L. Johnsen, currently President of International Shipholding, will assume the role of Chairman and Chief Executive Officer as of June 30, 2016.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, May 5, 2016 at 10:00 AM ET. To participate in the conference call, please dial (888) 503-8169 (domestic) or (719) 785-1765 (international). Participants can reference the International Shipholding Corporation First Quarter 2016 Earnings Call or passcode 5144534.  Please dial in approximately 5 minutes prior to the call.

The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.intship.com.  Please allow extra time prior to the call to visit the Company’s website and download any software that may be needed to listen to the webcast.

A replay of the conference call will be available through May 12, 2016 at (877) 870-5176 (domestic) or (858) 384-5517 (international).  The passcode for the replay is 5144534.

Other

For more detailed information about our financial position, financial performance and prospects (including factors that could impede or negatively impact our ability to continue as a going concern), please see our Annual Report on Form 10-K for the year ended December 31, 2015.  Additional information will be provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which we intend to file with the Securities and Exchange Commission on or before May, 6, 2016.

About International Shipholding

International Shipholding Corporation, through its subsidiaries, operates a diversified fleet of U.S. and International flag vessels that provide worldwide and domestic maritime transportation services to commercial and governmental customers primarily under medium to long-term charters and contracts. www.intship.com

Caution concerning forward-looking statements

Except for historical and factual information, the matters set forth in this release and future oral or written statements made by us or our management, including statements regarding our 2016 guidance, and other statements identified by words such as “estimates,” “expects,” “anticipates,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, are inherently speculative, are not guarantee of future results, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control.  Actual events and results may differ materially from those anticipated, estimated, projected, expressed or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to: our ability to continue as a going concern; our ability to avoid defaulting under our financing agreements; our ability to successfully and timely execute our Strategic Plan in full on the terms and conditions currently contemplated; our ability to maximize the usage of our vessels and other assets on favorable terms, including our ability to renew our time charters and contracts on favorable terms when they expire and to maximize our carriage of supplemental cargoes; changes in domestic or international transportation markets that reduce the demand for shipping generally or for our vessels in particular, including changes in the rates at which competitors add or scrap vessels; industry-wide changes in cargo freight rates, charter rates, vessel design, vessel utilization or vessel valuations, or in charter hire, fuel or other operating expenses; unexpected out-of-service days affecting our vessels, whether due to drydocking delays, unplanned maintenance, accidents, equipment failures, adverse weather, natural disasters, piracy or other causes; our ability to access the credit markets or sell assets on terms reasonable to us or at all, including our ability to sell our vessels held for sale; political events in the United States and abroad; the appropriation of funds by the U.S. Congress, including the impact of any future cuts to federal spending,(i) terrorism, piracy, quarantines and trade restrictions; changes in foreign currency rates or interest rates; the effects of more general factors, such as changes in tax laws or rates in pension or benefits costs, or in general market, labor or economic conditions; and each of the other economic, finance, competitive, governmental, and technological factors detailed in our reports filed with the Securities and Exchange Commission.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factors on our business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  Accordingly, you are cautioned not to place undue reliance upon any of our forward-looking statements, speak only as of the date made.  We undertake no obligation to publically update or revise, for any reason, any forward-looking statements made by us or on our behalf, whether as a result of new information, future events or developments, changed circumstances or otherwise.

Contact:

James T. Higginbotham

(251)243-9114

Higgjt@intship.com

Sheila Dean

(251)243-9230

deansa@intship.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (504) 249-6082

Non-GAAP Reconciliation by Segment
Quarter Ended March 31, 2016 and 2015
(All Amounts in Thousands)
	Jones Act	Pure Car Truck Carriers	Dry Bulk Carriers	Rail-Ferry	Specialty Contracts	Other	Total
First Quarter, 2016
Gross Voyage Profit	$3,511	$1,871	$-	$1,235	$1,132	$38	$7,787
Add Back: Amortization Expense*	2,216	556	-	254	53	-	3,079
Administrative & General Expense	(1,908)	(1,389)	-	(568)	(638)	(10)	(4,513)
Non-Cash Share Based Compensation	-	-	-	-	-	233	233
Other**	-	-	-	-	777	-	777
EBITDA	$3,819	$1,038	$-	$921	$1,324	$261	$7,363
Depreciation Expense	(3,630)	(1,232)	-	(480)	(94)	(225)	(5,661)
Impairment Loss	(1,800)	-	-	-	-	(134)	(1,934)
Amortization Expense	(2,216)	(556)	-	(254)	(53)	-	(3,079)
Non-Cash Share Based Compensation	-	-	-	-	-	(233)	(233)
Other**	-	-	-	-	(777)	-	(777)
Add Back: Unconsolidated Entities*	-	-	-	(142)	-	-	(142)
Operating Income (Loss)	$(3,827)	$(750)	$-	$45	$400	$(331)	$(4,463)

First Quarter, 2015
Gross Voyage Profit	$2,177	$4,045	$1,117	$540	$3,233	$409	$11,521
Add Back: Amortization Expense*	3,828	715	61	285	298	-	5,187
Administrative & General Expense	(1,816)	(1,608)	(231)	(556)	(794)	(17)	(5,022)
Non-Cash Share Based Compensation	-	-	-	-	-	2	2
Foreign Exchange Loss	-	(45)	-	-	-	-	(45)
Other**	-	-	-	-	946	-	946
EBITDA	$4,189	$3,107	$947	$269	$3,683	$394	$12,589
Depreciation Expense	(1,734)	(2,152)	(854)	(424)	(397)	(166)	(5,727)
Amortization Expense	(3,828)	(715)	(61)	(285)	(298)	-	(5,187)
Non-Cash Share Based Compensation	-	-	-	-	-	(2)	(2)
Foreign Exchange Loss	-	45	-	-	-	-	45
Other**	-	-	-	-	(946)	-	(946)
Loss on Sale of Asset***	-	-	(68)	-	-	-	(68)
Add Back: Unconsolidated Entities*	-	-	(635)	74	(332)	-	(893)
Operating Income (Loss)	$(1,373)	$285	$(671)	$(366)	$1,710	$226	$(189)

* To remove the effect of including the results of the unconsolidated entities, drydock, and amortization in gross voyage profit.
** Calculated as cash received from principal and interest payments on notes receivable from the sale and financing of certain assets less related deferred gain amortization.
*** Loss on Sale of Asset is not included in calculation of EBITDA.

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(All Amounts in Thousands except Share Data)

(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Revenues	$53,801	$68,026

Operating Expenses
Voyage Expenses	43,077	52,211
Amortization Expense	3,079	5,187
Vessel Depreciation	5,436	5,543
Other Depreciation	225	184
Administrative and General Expenses	4,513	5,022
Impairment Loss	1,934	-
Loss on Sale of Assets	-	68
Total Operating Expenses	58,264	68,215

Operating Loss	(4,463)	(189)

Interest and Other
Interest Expense	3,121	2,668
Derivative Loss	1,438	2,810
Loss on Extinguishment of Debt	-	95
Other Income from Vessel Financing	(449)	(445)
Investment Income	(3)	(7)
Foreign Exchange Loss	-	45
	4,107	5,166
Loss Before Provision for Income Taxes and Equity in Net Income of Unconsolidated Entities	(8,570)	(5,355)

Provision for Income Taxes	26	39
Equity in Net Income of Unconsolidated Entities, net	142	893

Net Loss	$(8,454)	$(4,501)

Preferred Stock Dividends	1,305	1,305

Net Loss Attributable to Common Stockholders	$(9,759)	$(5,806)

Loss Per Common Share:
Basic	$(1.32)	$(0.79)
Diluted	$(1.32)	$(0.79)
Weighted Average Shares of Common Stock Outstanding:
Basic	7,382,966	7,308,482
Diluted	7,382,966	7,308,482

Common Stock Dividends Per Share	$-	$0.25

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(All Amounts in Thousands except Share Data)

(Unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Cash and Cash Equivalents	$5,989	$9,560
Restricted Cash	1,496	1,530
Accounts Receivable, net of Allowance for Doubtful Accounts	23,352	25,787
Prepaid Expenses	8,594	8,683
Deferred Tax Asset	-	309
Other Current Assets	340	400
Notes Receivable	3,028	1,628
Material and Supplies Inventory	6,839	7,035
Assets Held for Sale	9,761	51,846
Total Current Assets	59,399	106,778

Vessels, Property, and Other Equipment, net of Accumulated Depreciation	181,720	188,577
Deferred Charges, net of Accumulated Amortization	23,048	23,037
Due from Related Parties	1,419	1,415
Notes Receivable	36,333	24,140
Investment in Unconsolidated Entities	314	187
Other Long-Term Assets	2,854	2,168
Total Assets	$305,087	$346,302

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Maturities of Long-Term Debt, net	$113,721	$156,807
Accounts Payable and Other Accrued Expenses	65,124	60,496
Total Current Liabilities	178,845	217,303

Incentive Obligation	2,302	2,455
Deferred Gains, net of Accumulated Amortization	21,347	14,944
Other	24,339	25,268

Stockholders' Equity:
Preferred Stock, $1.00 Par Value, 2,000,000 shares authorized:
9.50% Series A Cumulative Perpetual Preferred Stock, 250,000 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	250	250
9.00% Series B Cumulative Perpetual Preferred Stock, 316,250 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	316	316
Common Stock, $1.00 Par Value, 20,000,000 shares authorized, 7,393,406 and 7,333,406 shares outstanding at March 31, 2016 and December 31, 2015, respectively	8,811	8,783
Additional Paid-In Capital	141,691	141,497
Retained Deficit	(35,512)	(27,058)
Treasury Stock 1,388,078 shares at March 31, 2016 and December 31, 2015	(25,403)	(25,403)
Accumulated Other Comprehensive Loss	(11,899)	(12,053)
Total Stockholders' Equity	78,254	86,332

Total Liabilities and Stockholders' Equity	$305,087	$346,302

INTERNATIONAL SHIPHOLDING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(All Amounts in Thousands)

(Unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash Flows from Operating Activities:
Net Loss	$(8,454)	$(4,501)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation	5,661	5,727
Amortization of Deferred Charges	3,575	4,840
Amortization of Intangible Assets	-	626
Non-Cash Share Based Compensation	233	2
Equity in Net Income of Unconsolidated Entities	(142)	(893)
Impairment Loss	1,934	-
Loss on Sale of Assets	-	68
Loss on Extinguishment of Debt	-	95
Loss on Foreign Currency Exchange	-	45
Loss on Derivatives	1,438	2,810
Amortization of Deferred Gains	(855)	(948)
Other Reconciling Items, net	(77)	110
Changes in operating assets and liabilities:
Deferred Drydocking Charges	(2,942)	(5,515)
Accounts Receivable	2,440	(878)
Inventory and Other Current Assets	140	3,906
Other Assets	(800)	-
Accounts Payable and Accrued Liabilities	2,618	(3,839)
Other Long-Term Liabilities	(229)	250
Net Cash Provided by Operating Activities	4,540	1,905

Cash Flows from Investing Activities:
Purchases of and Capital Improvements to Property and Equipment	(1,549)	(3,250)
Net Change in Restricted Cash Account	34	1,003
Cash Proceeds from the State of Louisiana	-	122
Cash Proceeds from Sale of Assets	5,093	2,861
Cash Proceeds from Receivable Settlement	-	3,890
Proceeds from Payments on Note Receivables	407	670
Net Cash Provided by Investing Activities	3,985	5,296

Cash Flows from Financing Activities:
Proceeds from Line of Credit	-	5,000
Payments on Line of Credit	-	(2,500)
Principal Payments on Long Term Debt	(12,010)	(5,890)
Additions to Deferred Financing Charges	(86)	(28)
Dividends Paid	-	(3,133)
Net Cash Used In Financing Activities	(12,096)	(6,551)

Net Increase (Decrease) in Cash and Cash Equivalents	(3,571)	650
Cash and Cash Equivalents at Beginning of Period	9,560	21,133
Cash and Cash Equivalents at End of Period	$5,989	$21,783